UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 6, 2026 (the “Closing Date”), Byrna Technologies Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets of Hero Defense Systems, LLC, a Nevada limited liability company (“Hero”), used in or related to Hero’s business of developing, manufacturing, marketing, and selling less-lethal defense products and related products and accessories, pursuant to the Asset Purchase Agreement, dated as of July 7, 2026, between the Company and Hero (the “Purchase Agreement”).

The aggregate consideration for the Acquisition consisted of: (i) $625,000 in cash, of which $125,000 was deposited into a third-party escrow for a period of up to eighteen (18) months following the Closing Date as security for Hero’s indemnification obligations under the Purchase Agreement; (ii) 104,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”), determined in accordance with the formula set forth in the Purchase Agreement and issued at the closing at the direction of Hero to Hero’s two members; (iii) the assumption of certain specified liabilities of Hero; and (iv) a royalty payable to Hero equal to 3.5% of net sales of Hero’s products and of certain successor, derivative, and improved products incorporating or derived from the acquired intellectual property, subject to a guaranteed minimum aggregate royalty of $250,000 (payable in five equal annual installments of $50,000) and terminating upon the earlier of aggregate royalty payments reaching $5,000,000 and the fifth anniversary of the Closing Date. The shares constituting the Stock Consideration were issued as restricted securities in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and are subject to a six-month lock-up and the other transfer and trading restrictions set forth in the Purchase Agreement, as described in Item 3.02 below.

Other than in respect of the Purchase Agreement and the transactions contemplated thereby (including consulting arrangements entered into at the closing with Hero’s two principals and the restrictive covenant agreements delivered at the closing), there is no material relationship between the Company or any of its affiliates, on the one hand, and Hero or its members, on the other hand.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2026, and which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On the Closing Date, the Company issued an aggregate of 104,000 shares of its common stock, constituting the Stock Consideration under the Purchase Agreement, at the direction of Hero, to Hero’s two members. The shares were issued in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, in a transaction not involving any public offering and without any form of general solicitation or general advertising. Each recipient delivered customary investment and securities-law representations to the Company, and the shares were issued as restricted securities bearing customary restrictive legends and are subject to a six-month lock-up and the other transfer and trading restrictions set forth in the Purchase Agreement. No underwriters were involved in the issuance, and no underwriting discounts or commissions were paid.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
Not applicable.

(b) Pro forma financial information.
Not applicable.

(d) Exhibits.
Exhibit No.	Description
2.1†
Asset Purchase Agreement, dated as of July 7, 2026, between Byrna Technologies Inc. and Hero Defense Systems, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: August 10, 2026
By: /s/ Laurilee Kearne
Name: Laurilee Kearnes
Title: Chief Financial Officer